Exhibit 5.1

Our ref         SSY/729314-000001/11804606v4

FOUR SEASONS EDUCATION (CAYMAN) INC.

5th Floor, Building C Jin’an 610

No. 610 Hengfeng Road

Jing’an District

Shanghai

PRC 200070

2 November 2017

Dear Sirs

FOUR SEASONS EDUCATION (CAYMAN) INC.

We have acted as Cayman Islands legal advisers to FOUR SEASONS EDUCATION (CAYMAN) INC. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American depositary shares (the “ADSs”) representing the Company’s ordinary shares of par value US$0.0001 each (the “Shares”). The ADSs comprise 9,200,000 ADSs offered by the Company (the “Company ADSs”, and the Shares represented by such ADSs, the “Company Shares”) and 900,000 ADSs offered by certain selling shareholders (the “Selling Shareholders”, and such ADSs the “Selling Shareholder ADSs”, and the Shares represented by such ADSs, the “Selling Shareholder Shares”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 9 June 2014.

1.2	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 19 August 2016 (the “Pre-IPO Memorandum and Articles”).

1.3	The second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 13 October 2017 and effective immediately prior to the completion of the Company’s initial public offering of the Shares represented by the ADSs (the “IPO Memorandum and Articles”).

1.4	The written resolutions of the directors of the Company dated 13 October 2017 (the “Directors’ Resolutions”).

1.5	The written resolutions of the shareholders of the Company dated 13 October 2017 (the “Shareholders’ Resolutions”).

1.6	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.7	A certificate of good standing dated 26 October 2017, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the Shares represented by the ADSs, will be US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each.

3.3	The issue and allotment of the Company Shares by the Company and the transfer of the Selling Shareholder Shares by the Selling Shareholders have been duly authorised by and on behalf of the Company and when allotted, issued, transferred and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted or transferred (as the case may be), and fully paid and non-assessable. As a matter of Cayman law, a share is only issued or transferred when it has been entered in the register of members (shareholders).

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP

Director’s Certificate

FOUR SEASONS EDUCATION (CAYMAN) INC.

5th Floor, Building C Jin’an 610

No. 610 Hengfeng Road

Jing’an District

Shanghai

PRC 200070

2 November 2017

To:	Maples and Calder (Hong Kong) LLP

53/F, The Center

99 Queen’s Road Central

Central, Hong Kong

Dear Sirs

FOUR SEASONS EDUCATION (CAYMAN) INC. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Pre-IPO Memorandum and Articles remain in full and effect and, except as amended by the Shareholders’ Resolutions conditionally adopting the IPO Memorandum and Articles, are otherwise unamended.

2	The Directors’ Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The Shareholder’s Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles and have not been amended, varied or revoked in any respect.

4	The authorised share capital of the Company is US$50,000 divided into (i) 494,777,778 ordinary shares of par value US$0.0001 each, (ii) 3,000,000 series A preferred shares of par value US$0.0001 each, and (iii) 2,222,222 series A-1 preferred shares of par value US$0.0001 each.

5	The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the Shares represented by the ADSs, will be US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each.

6	All of the issued Selling Shareholder Shares being transferred as contemplated in the Registration Statement have been duly authorised and are fully paid up.

7	The shareholders of the Company have not restricted or limited the powers of the directors of the Company in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

8	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders of the Company taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Peiqing Tian
Name:	Peiqing Tian
Title:	Director